Exhibit 10.1

Execution Copy

8 August 2007

Peplin Limited

Peplin, Inc.

Restructure

Implementation

Agreement

Contents
1 Interpretation	1

1.1 Definitions	1
1.2 Construction	6
1.3 Headings	7

2 Implementation of the Restructure	7

3 Conditions precedent	7

3.1 Conditions precedent	7
3.2 Benefit and waiver of Conditions Precedent	9
3.3 Parties must cooperate	9
3.4 Notification of certain events	9
3.5 Certificate	10

4 Restructure steps	10

4.1 Preliminary steps	10
4.2 Share Scheme steps	10
4.3 Option Scheme steps	11
4.4 Election	11
4.5 Fractional entitlements	12
4.6 Ineligible Foreign Shareholders	12
4.7 Ineligible Foreign Optionholders	12
4.8 Unlisted Options	13
4.9 General provisions	13

5 Implementation of the Restructure	14

5.1 Mutual obligations	14
5.2 Obligations of the Company	14
5.3 Obligations of Peplin	15

6 Public announcements	16

7 Termination	16

7.1 Termination prior to Second Court Date	16
7.2 Other termination rights	17
7.3 Method of termination	17
7.4 Automatic termination	17
7.5 Effect of termination	17

8 Notices	18

8.1 General	18
8.2 How to give a communication	18
8.3 Particulars for delivery of notices	18
8.4 Communications by post	18
8.5 Communications by fax	18
8.6 After hours communications	19
8.7 Process service	19

page i

Contents
9 GST	19

10 General	20

10.1 Duty	20
10.2 Legal costs	20
10.3 Amendment	20
10.4 Waiver and exercise of rights	20
10.5 Rights cumulative	20
10.6 Consents	21
10.7 Further steps	21
10.8 Governing law and jurisdiction	21
10.9 Assignment	21
10.10 Liability	21
10.11 Counterparts	21
10.12 Entire understanding	21
10.13 No Merger	21

Annexure 1 – Share Scheme	24

Annexure 2 – Option Scheme	25

Annexure 3 – Form of Share Scheme Deed Poll	26

Annexure 4 – Form of Option Scheme Deed Poll	27

Annexure 5 – Peplin Stock Option Plan	28

page ii

Date

Parties

Peplin Limited ABN 55 090 819 275 of Level 2, 1 Breakfast Creek Road, Newstead, Queensland 4006 (Company)

Peplin, Inc a company incorporated in Delaware, United States of America of 6475 Christie Avenue, Emeryville, CA 94608, United States of America (Peplin)

Background

A	The Company is listed on the official list of the ASX and has 184,591,662 Shares and 17,119,260 Options on issue.

B	Peplin is a company incorporated under the laws of Delaware, United States and has one share, being the Peplin Redeemable Share, on issue. Other than the Peplin Redeemable Share, Peplin has not issued any other shares and has not granted any options or other convertible securities.

C	The parties have agreed on the terms set out in this document that the Company will propose to implement a reorganisation by means of:

(a)	a scheme of arrangement under Part 5.1 of the Corporations Act between the Company and its members; and

(b)	a scheme of arrangement under Part 5.1 of the Corporations Act between the Company and its listed optionholders.

D	Simultaneously with the Schemes, the Company and Peplin will seek to replace the Company’s unlisted options with stock options in Peplin.

E	Each of the parties agrees to do the things within their power to implement the Schemes on and subject to the terms of this document.

Agreed terms

1	Interpretation

1.1	Definitions

In this document:

ASIC means the Australian Securities and Investments Commission.

ASIC Relief means the modifications or exemptions which the Company and Peplin may agree are necessary or desirable in connection with the Restructure.

associate has the meaning given in section 12 of the Corporations Act.

ASTC means the Australian Settlement and Transfer Corporation Limited.

ASTC Settlement Rules means the Settlement Rules of ASTC.

ASX means ASX Limited (ACN 008 624 691).

ASX Listing Rules means the official listing rules of ASX.

ASX Waivers means the waivers to or exemptions from the ASX Listing Rules which the Company and Peplin may agree are necessary or desirable in connection with the Restructure.

Business Day means a day on which trading banks are open for business in Brisbane and Sydney, Australia, but does not include a Saturday, Sunday or any public holiday in Brisbane and Sydney.

Capital Raising Resolution means the ordinary resolution to be put to Shareholders on or about the date of the Scheme Meetings pursuant to ASX Listing Rule 7.1 for the issue of greater than 15% of the issued capital of Peplin or the Company (as applicable).

CDI Register has the meaning given to that term in the ASTC Settlement Rules.

CHESS Depositary Interest has the meaning given to that term in the ASTC Settlement Rules.

Conditions Precedent means the conditions precedent in clause 3.1.

Corporations Act means the Corporations Act 2001 (Cth).

Corporations Regulations means the Corporations Regulations 2001 (Cth).

Court means the Federal Court of Australia.

Deed Polls mean the deed polls in the form of Annexures 3 and 4 (or in such other forms as is agreed between the parties to this document).

Depositary has the meaning given to the term “Depositary” in the ASTC Settlement Rules.

Effective means, when used in relation to the Schemes, the coming into effect, pursuant to section 411(10) of the Corporations Act, of the Implementation Orders.

Eligible Option Scheme Participant means an Option Scheme Participant who is registered in the Option Register as at the Record Date with an address within Australia, New Zealand, the United States or such other country agreed by the Company and Peplin.

Eligible Share Scheme Participant means a Share Scheme Participant who is registered in the Share Register as at the Record Date with an address within Australia, New Zealand, the United States or such other country agreed by the Company and Peplin.

End Date means 31 October 2007, or such later date as the parties may agree in writing.

ESOP means the Employee Share Option Plan of the Company approved by shareholders on 30 June 2000.

Exercise Price means, in relation to an option, all amounts paid or payable with respect to that option, including any amount paid or payable on grant of the option and/or on exercise of the option.

Governmental Agency means any government or governmental, semi-governmental, administrative, fiscal, regulatory or judicial entity or authority. It also includes a self-regulatory organisation established under a statute or stock exchange.

Implementation Date means the Business Day immediately following the Record Date.

Implementation Orders means the orders pursuant to Section 411(4)(b) of the Corporations Act in relation to the Schemes.

Independent Expert’s Report means a report by an independent expert appointed in accordance with the guidelines established by ASIC in its Practice Notes 42 and 43 and Policy Statement 75, stating whether or not in his or her opinion, the Restructure is in the best interests of the Scheme Participants and setting out his or her reasons for that opinion.

Information Memorandum means the information memorandum prepared by the Company in respect of the Schemes to be approved by the Court and dispatched to Shareholders and Optionholders.

Ineligible Foreign Optionholder means each Option Scheme Participant who is not an Eligible Option Scheme Participant.

Ineligible Foreign Shareholder means each Share Scheme Participant who is not an Eligible Share Scheme Participant.

Intellectual Property means any and all intellectual property rights throughout the world, whether or not registered or registrable, including all present and future rights in any:

(a)	patent, invention, discovery, copyright (including future copyright), trade mark, design, software, circuit layout, or trade, business, domain or company name;

(b)	entitlement to registration or application for registration of such a right; and

(c)	trade secrets, know how, concept, idea, data, formula and confidential or other information,

granted by law or equity from time to time under the law of any jurisdiction.

Nominee means the nominee selected by the Company prior to the Implementation Date for the purposes of clauses 4.6 and 4.7.

Option means an option to be issued a Share, which is listed for quotation on ASX, and for the avoidance of doubt, does not include an Unlisted Option.

Optionholders means each person who is registered in the register of optionholders of the Company as the holder of Options, from time to time.

Option CDI means the CHESS Depositary Interest to be issued in connection with the Option Scheme representing an interest in one-twentieth of a Peplin Stock Option.

Option Register means the register of Options maintained in accordance with the Corporations Act.

Option Scheme means the proposed scheme of arrangement under Part 5.1 of the Corporations Act between the Company and the Optionholders in the form of Annexure 2, subject to any alterations or conditions made or required by the Court under section 411(6) of the Corporations Act and approved in writing by each party.

Option Scheme Participant means each person who is a Optionholder as at the Record Date.

Peplin Common Stock means shares of fully paid Common Stock in the capital of Peplin to come into existence on adoption by Peplin of its Certificate of Incorporation.

Peplin Employee Stock Option means an option to be issued by Peplin to acquire one share of Peplin Common Stock under the Peplin Stock Option Plan.

Peplin Redeemable Share means the one redeemable share in the capital of Peplin held by the Company, which will be immediately redeemed on the Implementation Date.

Peplin Stock Option means an option to be issued by Peplin to acquire one share of Peplin Common Stock under the Peplin Stock Option Plan.

Peplin Stock Option Plan means the Stock Option Plan in the form of Annexure 5 (or in such other forms as is agreed between the parties to this document), to be adopted by Peplin in accordance with clause 4.1.

Record Date means the fifth Business Day following the date on which the Schemes become Effective, or such earlier date as the parties may agree in writing.

Relevant Instrument means, with respect to any person:

(a)	the certificate of incorporation, the constitution, the by laws or charter documents of that person;

(b)	any agreement, note, bond, security interest, indenture, deed of trust, contract, undertaking, lease, or other instrument or obligation to which that person is a party or its assets are bound or affected;

(c)	any authorisation, licence, permit or authority, granted to or entered into by that person and that is material in the context that it is granted or entered into; or

(d)	any writ, order, decree, injunction, judgment, law, statute, rule or regulation applicable to that person or its assets or by which it or they are bound or affected.

Required Consents means the consent, approval, permission or waiver of any third party (including any Governmental Agency) which, whether pursuant to a Relevant Instrument or otherwise, is required in connection with, or as a result of, the proposal or implementation of the Restructure in order to avoid:

(a)	a material breach, material violation or material default occurring under a Relevant Instrument applicable to any party or any of its associates;

(b)	any other person becoming entitled to terminate, withdraw, accelerate or call for a material default under a Relevant Instrument applicable to any party or any of its associates;

(c)	any other person becoming entitled to amend the terms of a Relevant Instrument in a way which would materially adversely affect any party or any of its associates or which enables that other person to acquire any other right which would materially adversely affect any party or any of its associates; or

(d)	the creation of any security interest upon any of the assets or properties of any party or any of its associates.

Restructure means the reorganisation which is to be effected on the Implementation Date, under which:

(a)	Peplin will acquire all of the Shares under the Share Scheme;

(b)	the Company will cancel all of the Options under the Option Scheme;

(c)	the Company will cancel all of the Unlisted Options; and

(d)	the existing securityholders of the Company will receive shares of common stock and options to acquire common stock in Peplin.

Scheme Meetings means the meetings of shareholders and option holders to be convened by the Court in relation to the Schemes pursuant to section 411(1) of the Corporations Act.

Second Court Date means the day on which the Court makes orders pursuant to section 411(4)(b) of the Corporations Act approving the Share Scheme.

Share CDI means the CHESS Depositary Interest to be issued in connection with the Share Scheme representing an interest in one-twentieth of a share of Peplin Common Stock.

Share Register means the register of members of the Company maintained in accordance with the Corporations Act.

Share Scheme means the proposed scheme of arrangement under Part 5.1 of the Corporations Act between the Company and the Shareholders in the form of Annexure 1, subject to any alterations or conditions made or required by the Court under section 411(6) of the Corporations Act and approved in writing by each party.

Share Scheme Participant means each person who is a Shareholder as at the Record Date.

Shareholder means each person who is registered in the Share Register as the holder of Shares.

Shares means fully paid ordinary shares in the capital of the Company.

Scheme Participants means a Share Scheme Participant or a Option Scheme Participant.

Schemes means the Share Scheme and the Option Scheme.

Unlisted Option means an option to be issued a Share issued:

(a)	under the ESOP;

(b)	under the directors and officers plan adopted by the Company; or

(c)	to directors and officers of the Company, and which, for the avoidance of doubt, is not an Option.

Unlisted Optionholders means each person who is registered in the register of optionholders of the Company as the holder of Unlisted Options, from time to time.

1.2	Construction

Unless expressed to the contrary, in this document:

(a)	words in the singular include the plural and vice versa;

(b)	any gender includes the other genders;

(c)	if a word or phrase is defined its other grammatical forms have corresponding meanings;

(d)	“includes” means includes without limitation;

(e)	no rule of construction will apply to a clause to the disadvantage of a party merely because that party put forward the clause or would otherwise benefit from it;

(f)	a reference to:

(i)	a person includes a partnership, joint venture, unincorporated association, corporation and a government or statutory body or authority;

(ii)	a person includes the person’s legal personal representatives, successors, permitted assigns and persons substituted by permitted novation;

(iii)	any legislation includes subordinate legislation under it and includes that legislation and subordinate legislation as modified or replaced;

(iv)	an obligation includes a warranty or representation and a reference to a failure to comply with an obligation includes a breach of warranty or representation;

(v)	a right includes a benefit, remedy, discretion or power;

(vi)	time is to local time in Sydney;

(vii)	“$” or “dollars” is a reference to Australian currency;

(viii)	this or any other document includes the document as novated, varied or replaced by agreement between the parties and despite any change in the identity of the parties;

(ix)	writing includes any mode of representing or reproducing words in tangible and permanently visible form, and includes fax transmissions;

(x)	this document includes all schedules and annexures to it; and

(xi)	a clause, schedule or annexure is a reference to a clause, schedule or annexure, as the case may be, of this document;

(g)	if the date on or by which any act must be done under this document is not a Business Day, the act must be done on or by the next Business Day;

(h)	where time is to be calculated by reference to a day or event, that day or the day of that event is excluded; and

(i)	a reference to any statement, including a warranty made by a party on the basis of its knowledge, belief or awareness, is made on the basis of the actual knowledge, belief or awareness of the officers of the party (and no other persons) as at the date of this document.

1.3	Headings

Headings do not affect the interpretation of this document.

2	Implementation of the Restructure

The Company agrees to propose the Schemes, and the parties agree to implement the Restructure on and subject to this document.

3	Conditions precedent

3.1	Conditions precedent

The obligations of the parties under clause 2 and clauses 4.2 to 4.9 to implement the Restructure, are subject to the following conditions precedent having been satisfied or deemed to be satisfied or waived in accordance with clause 3.2:

(a)	(ASX listing): before 8.00 am on the Second Court Date, ASX approves:

(i)	Peplin for admission to the ASX official list;

(ii)	the Share CDIs for official quotation by ASX; and

(iii)	the Option CDIs for official quotation by ASX,

in each case conditional only on the Schemes becoming Effective and Peplin providing to the ASX the information required by the ASX approval or the ASX Listing Rules and satisfying any other conditions of the ASX approval related to deferred trading of CHESS Depositary Interests;

(b)	(ASIC Relief): before 8.00 am on the Second Court Date, ASIC grants to the Company the ASIC Relief on terms that are unconditional or subject to conditions that are acceptable to the Company;

(c)	(ASX Waivers): before 8.00 am on the Second Court Date, ASX grants to the Company the ASX Waivers on terms that are unconditional or subject to conditions that are acceptable to the Company;

(d)	(Capital Raising): before 8.00am on the Second Court Date, the Shareholders have passed the Capital Raising Resolution;

(e)	(Required Consents): before 8.00 am on the Second Court Date, all Required Consents which the Company and Peplin agree are necessary to implement the Restructure are obtained or received, without the imposition of any term or condition unsatisfactory to the parties acting reasonably;

(f)	(No restraints): before 8.00 am on the Second Court Date, no temporary restraining order, preliminary or permanent injunction or other order is issued by any court of competent jurisdiction or other legal restraint or prohibition preventing the Restructure being implemented;

(g)	(Depositary): before 8.00 am on the Second Court Date, Peplin has appointed a Depositary and the Depositary has agreed to the allotment to it of Peplin Common Stock and Peplin Stock Options under the Schemes;

(h)	(Nominee): before 8.00 am on the Second Court Date, Peplin has appointed a Nominee and the Nominee has agreed to sell the Share CDIs and the Option CDIs as contemplated by clauses 4.6 and 4.7 respectively; and

(i)	(Ability to issue CDIs): before 8.00 am on the Second Court Date, Peplin has done everything necessary under the ASTC Settlement Rules to enable it to issue Share CDls and Option CDIs other than the allotment to a Depositary of, respectively:

(i)	Peplin Common Stock under the Share Scheme, and

(ii)	Peplin Stock Options under the Option Scheme.

3.2	Benefit and waiver of Conditions Precedent

(a)	The Company and Peplin together have the benefit of the Conditions Precedent in clause 3.1 and any breach or non-fulfilment of those Conditions Precedent can only be waived with the consent of both parties.

(b)	A party entitled to waive a Condition Precedent under this clause 3.2 may do so in its absolute discretion.

(c)	If a waiver by a party of a Condition Precedent is itself conditional and the other party accepts the condition, the terms of that condition apply accordingly. If the other party does not accept a conditional waiver of the Condition Precedent, the Condition Precedent has not been waived.

(d)	Unless specified in the waiver, a waiver of the breach or non-fulfilment of any Condition Precedent will not constitute:

(i)	a waiver of breach or non-fulfilment of any other Condition Precedent resulting from events or circumstances giving rise to the breach or non-fulfilment of the first Condition Precedent; or

(ii)	a waiver of breach or non-fulfilment of that Condition Precedent resulting from any other event or circumstance.

3.3	Parties must cooperate

(a)	Each party must co-operate with the other and do all things reasonably necessary to procure that the Conditions Precedent are fulfilled in a timely manner and prior to the End Date.

(b)	Each party must use its best endeavours to procure that:

(i)	each of the Conditions Precedent for which it is responsible is satisfied as soon as practicable after the date of this document, or continues to be satisfied at all times until the last time it is to be satisfied (as the case may require), with a view to the Schemes becoming Effective on or before the End Date; and

(ii)	there is no event or circumstance within the reasonable control or influence of the Company or Peplin respectively that would prevent the Conditions Precedent being satisfied.

(c)	For the purposes of this clause 3.3, the Company and Peplin will be jointly responsible for the Conditions Precedent.

3.4	Notification of certain events

Each party must:

(a)	keep the other promptly and reasonably informed of the steps it has taken and of its progress towards satisfaction of the Conditions Precedent;

(b)	promptly notify the other if it becomes aware that any Condition Precedent has been satisfied;

(c)	promptly notify the other if it becomes aware that any Condition Precedent has failed to be satisfied or has become incapable of being satisfied or is not reasonably capable of being satisfied or of any circumstances which may reasonably be expected to lead to such a state of affairs; and

(d)	after having given or received a notice in accordance with clause 3.4(c) in relation to a Condition Precedent that it is entitled under clause 3.2 to waive, give notice to the other party as soon as possible (and in any event no later than five Business Days or such shorter time to ensure that notice is given before 5.00 pm on the day before the Second Court Date) as to whether or not it waives the breach or non-fulfilment of the relevant Condition Precedent, specifying that Condition Precedent.

3.5	Certificate

Each of the parties must provide to the Court on the Second Court Date a certificate confirming whether or not all the conditions precedent in this document have been satisfied or waived.

4	Restructure steps

4.1	Preliminary steps

On or before 8.00 am on the Second Court Date:

(a)	the Company will make an offer to each Unlisted Optionholder to cancel the Unlisted Options held by that person in accordance with clause 4.8(a);

(b)	the Company will seek a ruling from the Australian Taxation Office that Australian resident Scheme Participants will receive capital gains tax rollover relief in relation to the transfer of their Shares to Peplin and the cancellation of their Options under the Schemes;

(c)	Peplin will adopt the Peplin Stock Option Plan; and

(d)	Peplin will file with the Secretary of State of the U.S. State of Delaware the Amended and Restated Certificate of Incorporation, and adopt the Amended and Restated By-laws.

4.2	Share Scheme steps

On the Implementation Date, the following steps will occur under the Share Scheme in the order set out below:

(a)	all of the Shares held by the Share Scheme Participants will be transferred to Peplin and, in consideration for and subject to this transfer, Peplin will:

(i)	in respect of Shares held by Eligible Share Scheme Participants on the Record Date:

(A)	issue to those Eligible Share Scheme Participants who have not made an election in accordance with clause 4.4, one Share CDI for every one Share held by them as at the Record Date;

(B)	issue to those Eligible Share Scheme Participants who have made an election in accordance with clause 4.4, one share of Peplin Common Stock for every 20 Shares held by them as at the Record Date;

(ii)	in respect of Shares held by Ineligible Foreign Shareholders on the Record Date, issue to the Nominee for sale on behalf of the Ineligible Foreign Shareholders under clause 4.6 one Share CDI for every one Share held by them as at the Record Date.

(b)	The Company will then register the transfers of the Shares to Peplin in the Share Register.

4.3	Option Scheme steps

On the Implementation Date, the following steps will occur under the Option Scheme in the order set out below:

(a)	in consideration for and subject to the Company cancelling the Options and issuing the new options referred to in paragraph (b) below, Peplin will:

(i)	in respect of the Options held by Eligible Option Scheme Participants on the Record Date issue to those Eligible Option Scheme Participants one Option CDI for every one Option held by them as at the Record Date; and

(ii)	in respect of Options held by Ineligible Foreign Optionholders on the Record Date, issue to the Nominee for sale on behalf of the Ineligible Optionholders under clause 4.7 one Option CDI for every one Option held by them as at the Record Date.

(b)	The Company will then cancel all of the Options outstanding as at the Record Date without the need for any further act by any Option Scheme Participant.

4.4	Election

(a)	The Information Memorandum must be accompanied by a form under which each Eligible Share Scheme Participant may make an election to receive shares of Peplin Common Stock rather than Share CDIs under the Share Scheme, by completing, signing and returning the form by 5.00 pm on the Record Date (or such other date as agreed by the parties in writing) to the Company’s share registry.

(b)	An election under paragraph (a) may only be made in respect of all and not part of the Shares held by an Eligible Share Scheme Participant.

(c)	If an Eligible Share Scheme Participant does not make an election in accordance with paragraph (a), an Eligible Share Scheme Participant will receive Share CDIs under the Share Scheme.

4.5	Fractional entitlements

Fractional entitlements to the consideration offered under clause 4. 2(a)(i) (B) will be rounded up to the nearest whole number of shares of Peplin Common Stock after aggregating all holdings of a Share Scheme Participant and, in each case, in a manner which avoids manipulation of holdings, take advantage of the rounding up entitlement.

4.6	Ineligible Foreign Shareholders

If clause 4. 2(a)(ii) applies, Peplin will procure that the Nominee:

(a)	as soon as reasonably practicable sells, in a manner reasonably determined by the Nominee, for the benefit of the Ineligible Foreign Shareholders all the Share CDIs issued to the Nominee under clause 4. 2(a)(ii);

(b)	accounts to each Ineligible Foreign Shareholder for the net proceeds of sale of the Share CDIs issued to the Nominee in respect of that Ineligible Foreign Shareholder’s entitlement under clause 4. 2(a)(ii) (but calculated on an averaged basis so that all Ineligible Foreign Shareholders receive the same price per Share CDI (as the case may be), subject to rounding to the nearest whole cent) after deduction of any applicable brokerage, taxes and charges, at the Ineligible Foreign Shareholder’s risk in full satisfaction of the Ineligible Foreign Shareholder’s rights under the Share Scheme; and

(c)	remits to the Ineligible Foreign Shareholder the net proceeds of sale in respect of the Ineligible Foreign Shareholder’s entitlement under this clause 4.6, such proceeds to be dispatched by mail to the Ineligible Foreign Shareholder’s address as shown in the Share Register by cheque in Australian currency.

4.7	Ineligible Foreign Optionholders

If clause 4. 3(a)(ii) applies, Peplin will procure that the Nominee:

(a)	as soon as reasonably practicable sells, in a manner reasonably determined by the Nominee, for the benefit of the Ineligible Foreign Optionholders all the Option CDIs issued to the Nominee under clause 4. 3(a)(ii);

(b)

accounts to each Ineligible Foreign Optionholder for the net proceeds of sale of the Option CDIs issued to the Nominee in respect of that Ineligible Foreign Optionholder’s entitlement under clause 4. 3(a)(ii) above (but calculated on an averaged basis so that all Ineligible Foreign Optionholders receive the same price per Option CDI (as the case may be), subject to rounding to the nearest whole cent) after deduction of any applicable brokerage, taxes and charges, at the Ineligible Foreign

Optionholder’s risk in full satisfaction of the Ineligible Foreign Optionholder’s rights under the Option Scheme; and

(c)	remits to the Ineligible Foreign Optionholder the net proceeds of sale in respect of the Ineligible Foreign Optionholder’s entitlement under this clause 4.7, such proceeds to be dispatched by mail to the Ineligible Foreign Optionholder’s address as shown in the Option Register by cheque in Australian currency.

4.8	Unlisted Options

(a)	On or before 8.00 am on the Second Court Date, the Company will make an offer to each Unlisted Optionholder to cancel the Unlisted Options held by that person. In consideration for and subject to that cancellation, Peplin will grant to each Unlisted Optionholder one Peplin Employee Stock Option under the Peplin Stock Option Plan for every 20 Unlisted Options held by them as at the Implementation Date (rounded up to the nearest whole number of Peplin Employee Stock Options if necessary) on the terms set out in paragraph (c) below.

(b)	The offers made under clause 4.8(a) must be conditional on:

(i)	the Share Scheme becoming Effective; and

(ii)	ASX granting a waiver of any requirements under ASX Listing Rule 6.23 to obtain the approval of Shareholders to the cancellation of the Unlisted Options on or before the Implementation Date.

(c)	Each Peplin Employee Stock Option will:

(i)	have an Exercise Price (per option) equal to 20 times the Exercise Price (per option) of the Unlisted Options it replaces;

(ii)	have an exercise period equal to the unexpired exercise period of the Unlisted Options it replaces;

(iii)	be vested to the same extent and have the same terms including the vesting schedules as the Unlisted Options it replaces; and

(iv)	otherwise be issued on the terms of the Peplin Stock Option Plan.

4.9	General provisions

(a)	The obligations of Peplin to issue Peplin Common Stock, Peplin Stock Options and Peplin Employee Stock Options under this document will be satisfied by Peplin on the Implementation Date, procuring the entry in the registers maintained by Peplin of holders of Peplin Common Stock, Peplin Stock Options and Peplin Employee Stock Options of each person who is to receive Peplin Common Stock, Peplin Stock Options and/or Peplin Employee Stock Options.

(b)	After the satisfaction of the obligations of Peplin in clause 4.9(a), and within five Business Days after the Implementation Date, Peplin will:

(i)	issue holding statements, certificates or transmittal letters (as the case may be) for such Peplin Common Stock, Peplin Stock Options and/or Peplin Employee Stock Options in the name of such persons; and

(ii)	procure the dispatch of such holding statements, certificates or transmittal letters to the address as shown in the registers for such persons.

(c)	The obligations of Peplin to issue Share CDIs and Option CDIs under clause 4.2(a) and clause 4.3(a) respectively, of this document will be satisfied by Peplin:

(i)	on the Implementation Date, procuring the entry in the register maintained by Peplin of holders of Peplin Common Stock of the Depositary as depositary to hold the Peplin Common Stock underlying those Share CDIs; and

(ii)	on the Implementation Date, procuring the entry in the register maintained by Peplin of holders of Peplin Stock Options of the Depositary as depositary to hold the Peplin Stock Options underlying those Option CDls.

(d)	After the satisfaction of the obligations of Peplin in clause 4.9(c), and within five Business Days after the Implementation Date, Peplin will:

(i)	issue holding statements or transmittal letters (as the case may be) for such Peplin Common Stock and/or Peplin Stock Options in the name of the Depositary, and procure the dispatch of such holding statements or transmittal letters to the Depositary;

(ii)	record in the CDI Register each person who is to receive Share CDls and/or Option CDIs under clause 4.2(a) and clause 4.3(a); and

(iii)	dispatch to each person who is to receive Share CDIs and/or Option CDIs under clause 4.2(a) and clause 4.3(a) a holding statement in the name of that person representing the number of Share CDIs and/or Option CDIs to be issued to that person.

5	Implementation of the Restructure

5.1	Mutual obligations

The parties must cooperate with each other, and provide all assistance as reasonably requested, including the provision and collection of information, and attending any meetings, which a party reasonably requires in connection with the preparation of all documents, and the seeking of all Required Consents and other approvals, required in connection with the Restructure.

5.2	Obligations of the Company

To the extent it has not already done so prior to execution of this document, the Company must take all necessary steps to propose and implement the

Schemes as soon as is reasonably practicable, including without limitation taking each of the following steps:

(a)	(Court direction): apply to the Court for orders under section 411(1) of the Corporations Act directing the Company to convene the Scheme Meetings;

(b)	(Section 411(17)(b) statement): apply to ASIC for the production of a statement pursuant to section 411(17)(b) of the Corporations Act stating that ASIC has no objection to the Schemes;

(c)	(Information Memorandum): promptly prepare and dispatch the Information Memorandum to Shareholders, Optionholders and Unlisted Optionholders, incorporating the Independent Expert’s Report (and, in this regard, the Company must act in good faith to attempt to ensure that the Information Memorandum complies with the requirements of the Corporations Act, the Corporations Regulations and ASIC Regulatory Guides No. 60 and 142);

(d)	(Scheme Meetings): promptly convene the Scheme Meetings in accordance with the Court order referred to in clause 5.1(a), provided that if this document is terminated under clause 7, it will take all steps reasonably required to ensure the Scheme Meetings are not held;

(e)	(Court approval): as soon as practicable after Shareholders and Optionholders have approved the Schemes at the Scheme Meetings, apply to the Court for the Implementation Orders;

(f)	(Lodge copy of Court orders): lodge with ASIC an office copy of the Implementation Orders;

(g)	(Transfer of Shares): register and process the transfer of Shares referred to in clauses 4.2(a) on the Implementation Date; and

(h)	(Cancellation of Options and Unlisted Options): register and process the cancellation of the Options and Unlisted Options on the Implementation Date.

5.3	Obligations of Peplin

To the extent it has not already done so prior to execution of this document, Peplin must take all necessary steps to assist the Company to propose and implement the Schemes as soon as is reasonably practicable including, without limitation, taking each of the following steps:

(a)	(Peplin Information): promptly provide to the Company for inclusion in the Information Memorandum such information regarding Peplin as the Company reasonably requires to prepare and issue the Information Memorandum (including consent to the form and context in which that information appears in the Information Memorandum);

(b)	(Independent Expert Information): provide any assistance or information reasonably requested by the Company or by the independent expert in connection with the preparation of the

Independent Expert’s Report to be sent together with the Information Memorandum;

(c)	(Supplementary Information): promptly provide to the Company such information as may arise after the Information Memorandum has been prepared which may be necessary to ensure that the Information Memorandum, in relation to the information contained in it provided by Peplin, does not contain any material statement which is false or misleading or contain any material omission;

(d)	(Deed Polls): prior to the dispatch of the Information Memorandum, enter into the Deed Polls to which it is a party;

(e)	(Issue of CDIs): do all things necessary under the ASTC Settlement Rules to enable the Share CDls and Option CDIs to be issued; and

(f)	(Issue of Peplin securities): do all things necessary to enable the Peplin Common Stock, the Peplin Stock Options and Peplin Employee Stock Options to be issued.

6	Public announcements

Each party will, subject to law and applicable ASX Listing Rules, use its reasonable endeavours to consult and agree the form of any other public announcement by it or any of its related bodies corporate in connection with the Restructure.

7	Termination

7.1	Termination prior to Second Court Date

Without limiting any other provision of this document, this document may be terminated at any time prior to the Second Court Date:

(a)	(Peplin Breach): by the Company, if Peplin is in material breach of this document, taken in the context of the Restructure as a whole, provided that the Company has given notice to Peplin setting out the relevant circumstances and stating an intention to terminate and the relevant circumstances have continued to exist for five Business Days (or any shorter period ending prior to the commencement of the hearing of the application to the Court to approve the Schemes on the Second Court Date) from the time such notice is given;

(b)

(Company Breach): by Peplin, if the Company is in material breach of this document, taken in the context of the Restructure as a whole, provided that Peplin (as the case may be) has given notice to the Company setting out the relevant circumstances and stating an intention to terminate and the relevant circumstances have continued to exist for five Business Days (or any shorter period ending prior to the commencement of the hearing of the application to the Court to approve the Schemes on the Second Court Date) from the time such notice is given;

(c)	(Directors’ Recommendation): by any party if the Board of the Company withdraws its recommendation in favour of the Restructure;

(d)	(Failure of Condition Precedent): by any party if any Condition Precedent is not satisfied or waived in accordance with clause 3.2;

(e)	(Order): by any party if a Court or other Governmental Agency has issued a final and non-appealable order, decree or ruling or taken other action which permanently restrains or prohibits the Restructure; and

(f)	(Court Decision): by any party if the Court refuses to make any order convening the Scheme Meetings and the parties are advised by its legal advisors that an appeal against that decision would have either no reasonable prospect of success or a low probability of success.

7.2	Other termination rights

Without limiting any other provision of this document, this document may be terminated at any time by any party if:

(a)	the End Date has passed without the Schemes becoming Effective; or

(b)	the Court refuses to make the Implementation Orders and that party is advised by its legal advisors that an appeal against that decision would have no reasonable prospect of success.

7.3	Method of termination

Where a party has the right to terminate this document under clause 7.1 or 7.2, that right for all purposes will be validly exercised if that party gives a notice in writing to the other parties stating to the other parties that it terminates this document.

7.4	Automatic termination

Without limiting any other provision of this document, this document will terminate automatically, without the action of any party, if the resolution put to the Share Scheme Meeting to approve the Share Scheme is not approved by the requisite majorities of Shareholders under the Corporations Act.

7.5	Effect of termination

If this document is terminated, whether pursuant to clauses 7.1, 7.2 or 7.4, it will become void and have no effect, other than in respect of any liability for an antecedent breach of this document and provided that this clause and clauses 1 and 10 survive termination.

8	Notices

8.1	General

A notice, demand, certification, process or other communication relating to this document must be in writing in English and may be given by an agent of the sender.

8.2	How to give a communication

In addition to any other lawful means, a communication may be given by being:

(a)	personally delivered;

(b)	left at the party’s current address for notices;

(c)	sent to the party’s current address for notices by pre-paid ordinary mail or, if the address is outside Australia, by pre-paid airmail; or

(d)	sent by fax to the party’s current fax number for notices.

8.3	Particulars for delivery of notices

(a)	The particulars for delivery of notices are initially:

Company

Address:	Level 2, 1 Breakfast Creek Road, Newstead,
Qld 4006

Fax:	+61 7 3237 2152

Attention:	Company Secretary

Peplin

Address:	c/o- Peplin Limited
6475 Christie Avenue
Emeryville, CA 94608
United States

Fax:	+1 510 653 9704

Attention:	David Smith

(b)	Each party may change its particulars for delivery of notices by notice to each other party.

8.4	Communications by post

Subject to clause 8.6, a communication is given if posted:

(a)	within Australia to an Australian address, three Business Days after posting; or

(b)	in any other case, ten Business Days after posting.

8.5	Communications by fax

Subject to clause 8.6, a communication is given if sent by fax, when the sender’s fax machine produces a report that the fax was sent in full to the addressee. That report is conclusive evidence that the addressee received the fax in full at the time indicated on that report.

8.6	After hours communications

If a communication is given:

(a)	after 5.00 pm in the place of receipt; or

(b)	on a day which is a Saturday, Sunday or bank or public holiday in the place of receipt,

it is taken as having been given at 9.00 am on the next day which is not a Saturday, Sunday or bank or public holiday in that place.

8.7	Process service

Any process or other document relating to litigation, administrative or arbitral proceedings relating to this document may be served by any method contemplated by this clause 8 or in accordance with any applicable law.

9	GST

(a)	In this clause 9:

(i)	words and expressions which are not defined in this contract but which have a defined meaning in GST Law have the same meaning as in the GST Law; and

(ii)	GST Law has the meaning given to that expression in the A New Tax System (Goods and Services Tax) Act 1999.

(b)	Unless otherwise expressly stated, all prices or other sums payable or consideration to be provided under this contract are exclusive of GST.

(c)	If GST is payable by a supplier or by the representative member for a GST group of which the supplier is a member, on any supply made under or in relation to this contract, the recipient will pay to the supplier an amount equal to the GST payable on the supply.

(d)	The recipient will pay the amount referred to in paragraph (c) in addition to and at the same time that the consideration for the supply is to be provided under this contract.

(e)	The supplier must deliver a tax invoice or an adjustment note to the recipient before the supplier is entitled to payment of an amount under paragraph (c). The recipient can withhold payment of the amount until the supplier provides a tax invoice or an adjustment note, as appropriate.

(f)	If an adjustment event arises in respect of a taxable supply made by a supplier under this contract, the amount payable by the recipient under paragraph (c) will be recalculated to reflect the adjustment event and a payment will be made by the recipient to the supplier or by the supplier to the recipient as the case requires.

(g)	Where a party is required under this contract to pay or reimburse an expense or outgoing of another party, the amount to be paid or reimbursed by the first party will be the sum of:

(i)	the amount of the expense or outgoing less any input tax credits in respect of the expense or outgoing to which the other party, or to which the representative member for a GST group of which the other party is a member, is entitled; and

(ii)	if the payment or reimbursement is subject to GST, an amount equal to that GST.

10	General

10.1	Duty

(a)	Peplin as between the parties is liable for and must pay all duty (including any fine or penalty except where it arises from default by the other party) on or relating to this document, any document executed under it or any dutiable transaction evidenced or effected by it.

(b)	If a party other than Peplin pays any duty (including any fine or penalty) on or relating to this document, any document executed under it or any dutiable transaction evidenced or effected by it, Peplin must pay that amount to the paying party on demand.

10.2	Legal costs

Except as expressly stated otherwise in this document, the Company will pay the legal and other costs and expenses of negotiating, preparing, executing and performing the parties’ respective obligations under this document.

10.3	Amendment

This document may only be varied or replaced by a document executed by the parties.

10.4	Waiver and exercise of rights

(a)	A single or partial exercise or waiver by a party of a right relating to this document does not prevent any other exercise of that right or the exercise of any other right.

(b)	A party is not liable for any loss, cost or expense of any other party caused or contributed to by the waiver, exercise, attempted exercise, failure to exercise or delay in the exercise of a right.

10.5	Rights cumulative

Except as expressly stated otherwise in this document, the rights of a party under this document are cumulative and are in addition to any other rights of that party.

10.6	Consents

Any consent referred to in, or required under, this document from any party may not be unreasonably withheld, unless this document expressly provides for that consent to be given in that party’s absolute discretion.

10.7	Further steps

Each party must promptly do whatever any other party reasonably requires of it to give effect to this document and to perform its obligations under it.

10.8	Governing law and jurisdiction

(a)	This document is governed by and is to be construed in accordance with the laws applicable in New South Wales.

(b)	Each party irrevocably and unconditionally submits to the non-exclusive jurisdiction of the courts of New South Wales and any courts which have jurisdiction to hear appeals from any of those courts and waives any right to object to any proceedings being brought in those courts.

10.9	Assignment

(a)	A party must not assign or deal with any right under this document without the prior written consent of the other parties.

(b)	Any purported dealing in breach of this clause is of no effect.

10.10	Liability

An obligation of two or more persons binds them separately and together.

10.11	Counterparts

This document may consist of a number of counterparts and, if so, the counterparts taken together constitute one document.

10.12	Entire understanding

(a)	This document contains the entire understanding between the parties as to the subject matter of this document.

(b)	All previous negotiations, understandings, representations, warranties, memoranda or commitments concerning the subject matter of this document are merged in and superseded by this document and are of no effect. No party is liable to any other party in respect of those matters.

(c)	No oral explanation or information provided by any party to another:

(i)	affects the meaning or interpretation of this document; or

(ii)	constitutes any collateral agreement, warranty or understanding between any of the parties.

10.13	No Merger

The rights and obligations of the parties under this document will not merge on completion of any transaction under this document. They will survive the execution and delivery of any assignment or other document entered into for the purpose of implementing any transaction.

Executed as an agreement.

Executed by Peplin Limited	)
/s/ David Smith		/s/ Cherrell Hirst
Company Secretary/Director		Director
David Smith		Cherrell Hirst
Name of Company Secretary/Director (print)		Name of Director (print)

Executed on behalf of Peplin, Inc. by	)
an authorised officer or attorney in the
presence of:	)

)
/s/ James Rozsa		/s/ Michael Aldridge
Witness		Officer/Attorney
James Rozsa		Michael Aldridge
Name of Witness (print)		Name of Officer/Attorney (print)

Annexure 1

Share Scheme

Peplin Limited

Each Share Scheme Participant

Share Scheme

pursuant to section 411 of the Corporations Act

Date

Parties

Peplin Limited ABN 55 090 819 275 of Level 2, 1 Breakfast Creek Road, Newstead, Qld 4006 (Company)

Each Share Scheme Participant

Background

A	The Company is a public company registered in Queensland and is a company limited by shares.

B	As at the date of the Information Memorandum, 184,591,662 Shares were on issue.

C	Peplin is a company incorporated under the laws of Delaware, United States.

D	The Company and Peplin have entered into the Implementation Agreement which sets out the terms on which the parties have agreed to implement this Share Scheme.

E	Peplin has entered into the Deed Poll for the purpose of covenanting in favour of Share Scheme Participants to perform their obligations under this Share Scheme and the Implementation Agreement.

Agreed terms

1	Interpretation

1.1	Definitions

In this document:

CHESS means the clearing house electronic sub-register system of share transfers operated by ASX Settlement and Transfer Corporation Pty Limited.

Effective Date means the date on which this Share Scheme becomes Effective.

Implementation Agreement means the Restructure Implementation Agreement dated 8 August 2007 between the Company and Peplin relating to the implementation of the Schemes and related transactions.

Marketable Parcel has the meaning given to that term in the ASX Market Rules.

Peplin means Peplin, Inc, a company incorporated in Delaware, United States.

Restated Certificate of Incorporation and By-Laws means the constituent documents of Peplin.

Tax File Number means the tax file number issued to a person by the Australian Taxation Office or, in the case of non-Australian residents, a number or identification issued for taxation purposes by the equivalent governmental agency of that resident’s country.

1.2	Further definitions and construction

Unless the context requires otherwise, clauses 1.1 and 1.2 of the Implementation Agreement apply as if set out in full.

2	Conditions

2.1	Conditions precedent

This Share Scheme is conditional on each of the following conditions precedent:

(a)	all of the conditions set out in clause 3.1 of the Implementation Agreement, have been satisfied or waived in accordance with the terms of the Implementation Agreement before 8.00 am on the Second Court Date;

(b)	as at the Second Court Date, neither the Implementation Agreement nor the Deed Poll have been terminated;

(c)	the Share Scheme has been approved in accordance with section 411 of the Corporations Act at the Scheme Meetings; and

(d)	the Share Scheme has been approved by the Court pursuant to section 411(4)(b) of the Corporations Act by the End Date.

2.2	Satisfaction of Conditions

The Company and Share Scheme Participants will not have any rights or obligations under clause 4 of this document unless and until the conditions precedent in clause 2.1 are satisfied.

3	Lodgement

On or before the fourth Business Day following approval of the Share Scheme by the Court in accordance with section 411(4)(b) of the Corporations Act, the Company will lodge with ASIC an office copy of the Court order under section 411(10) of the Corporations Act approving this Share Scheme. The Court order is taken to have effect on and from the time and date specified in that order.

4	Implementation

4.1	Share Scheme steps

Subject to the conditions precedent in clause 2.1 being satisfied, on the Implementation Date, the Company will:

(a)	procure Peplin to:

(i)	in respect of Shares held by Eligible Share Scheme Participants on the Record Date:

(A)	issue to those Eligible Share Scheme Participants who have not made an election in accordance with clause 4.2, one Share CDI for every one Share held by them as at the Record Date; and

(B)	issue to those Eligible Share Scheme Participants who have made an election in accordance with clause 4.2, one share of Peplin Common Stock for every 20 Shares held by them as at the Record Date;

(ii)	in respect of Shares held by Ineligible Foreign Shareholders on the Record Date, issue to the Nominee for sale on behalf of the Ineligible Foreign Shareholders under clause 4.4 one Share CDI for every one Share held by them as at the Record Date;

(iii)	undertake to each Share Scheme Participant that any fractional entitlements resulting from paragraph (a)(i)(B) will be dealt with in accordance with clause 4.3 below,

and each Share Scheme Participant agrees in favour of the Company that they will accept such shares and CHESS Depositary Interests;

(b)	either effect a valid transfer or transfers of the Shares held by the Scheme Participants to Peplin under section 1074D of the Corporations Act or deliver to Peplin duly completed and executed share transfer forms (or a master transfer form) in accordance with section 1071B of the Corporations Act and Peplin will execute and deliver those share transfer form(s) to the Company; and

(c)	enforce the provisions of the Implementation Agreement for the benefit of Share Scheme Participants, including the obligations of Peplin to issue Peplin Common Stock or procure the issue of CHESS Depositary Interests representing an interest in Peplin Common Stock.

4.2	Election

(a)	Each Eligible Share Scheme Participant may make an election to receive shares of Peplin Common Stock rather than Share CDIs under the Share Scheme by completing, signing and returning the relevant form contained in the Information Memorandum by 5.00pm on the Record Date (or such other date as agreed by the parties in writing) to the Company’s share registry.

(b)	An election under paragraph (a) may only be made in respect of all and not part of the Shares held by an Eligible Share Scheme Participant.

(c)	If an Eligible Share Scheme Participant does not make an election in accordance with paragraph (a), an Eligible Share Scheme Participant will receive Share CDIs under the Share Scheme.

4.3	Fractional entitlements

Fractional entitlements to the consideration offered under clause 4.1(a)(i) (B) will be rounded up to nearest whole number of shares of Peplin Common Stock, after aggregating all holdings of a Share Scheme Participant.

4.4	Ineligible Foreign Shareholders

If clause 4.1(a)(ii) applies, Peplin will procure that the Nominee:

(a)	as soon as reasonably practicable sells, in a manner reasonably determined by the Nominee, for the benefit of the Ineligible Foreign Shareholders all the Share CDIs issued to the Nominee under clause 4.1(a)(ii);

(b)	accounts to each Ineligible Foreign Shareholder for the net proceeds of sale of the Share CDIs issued to the Nominee in respect of that Ineligible Foreign Shareholder’s entitlement under clause 4.1(a)(ii) (but calculated on an averaged basis so that all Ineligible Foreign Shareholders receive the same price per Share CDI (as the case may be), subject to rounding to the nearest whole cent) after deduction of any applicable brokerage, taxes and charges, at the Ineligible Foreign Shareholder’s risk in full satisfaction of the Ineligible Foreign Shareholder’s rights under the Share Scheme; and

(c)	remits to the Ineligible Foreign Shareholder the net proceeds of sale in respect of the Ineligible Foreign Shareholder’s entitlement under this clause 4.4, such proceeds to be dispatched by mail to the Ineligible Foreign Shareholder’s address as shown in the Share Register by cheque in Australian currency.

4.5	Joint holders

In the case of Shares held by Share Scheme Participants on the Record Date in joint names:

(a)	any cheque required to be paid in respect of the relevant shares will be payable to the joint holders and will be forwarded to the holder whose name appears first in the Share Register on the Record Date; and

(b)	any holding statements or transmittal letters for Peplin Common Stock, or CHESS Depositary Interests, which are to be issued in respect of the relevant Shares will be issued in the names of the joint holders and forwarded to the holder whose name appears first in the Share Register on the Record Date.

5	Dealings in Shares

(a)	For the purpose of establishing who are Share Scheme Participants, dealings in Shares will only be recognised if:

(i)	in the case of dealings of the type to be affected using CHESS, the transferee is registered in the Share Register as the holder of the relevant the Shares (as the case may be) by 10.00 pm on the Record Date; and

(ii)	in all other cases, if registrable transmission applications or transfers in respect of those dealings are received on or before 10.00 pm on the Record Date at the place where the Share Register is kept.

(b)	The Company must register registrable transmission applications or transfers of the type referred to in paragraph (a)(ii), provided that nothing in this paragraph requires the Company to register a transfer that would result in a Shareholder holding a parcel of Shares that is less than a Marketable Parcel.

(c)	The Company will not accept for registration or recognise for any purpose any transmission application or transfer in respect of Shares received after 10.00 pm on the Record Date.

(d)	For the purpose of determining entitlements to the consideration to be provided under this Share Scheme, the Company will, until that consideration has been provided, maintain the Share Register in accordance with the foregoing provisions of this clause 5 and the Share Register in this form will solely determine entitlements to that consideration.

(e)	The Company must procure that on the Record Date, details of the names, registered addresses and holdings of Shares of every Share Scheme Participant as shown in the Share Register at the Record Date are available to Peplin in such form as Peplin may reasonably require.

(f)	Subject to implementation occurring under this Share Scheme, as from 10.00 pm on the Record Date, all share certificates and holding statements for the Shares held at 10.00 pm on the Record Date will cease to have effect as documents of title, and each entry currently on the Share Register at that time in respect of Shares will cease to have any effect other than as evidence of entitlement to the consideration required to be provided under this Share Scheme.

6	General provisions

6.1	Alterations and conditions

If the Court proposes to approve this Share Scheme subject to any alterations or conditions, the Company may by its legal counsel consent on behalf of all persons concerned to those alterations or conditions to which Peplin has consented.

6.2	Warranties by Share Scheme Participants

Each Share Scheme Participant is deemed to have warranted to Peplin that:

(a)	all their Shares (including any rights and entitlements attaching to those shares) transferred to Peplin under the Scheme will, on the Implementation Date, be fully paid and free from all mortgages, charges, liens, encumbrances, pledges, security interests and other interests of third parties of any kind, whether legal or otherwise, and restrictions on transfer of any kind, whether legal or otherwise; and

(b)	they have full power and capacity to sell and to transfer their shares (including any rights and entitlements attaching to those shares) to Peplin under the Share Scheme.

6.3	Covenants by Share Scheme Participants

(a)	Each Share Scheme Participants:

(i)	consents to the Company doing all things necessary or incidental to the implementation of this Share Scheme; and

(ii)	agrees to be bound by the terms of the Restated Certificate of Incorporation and By-Laws in respect of Peplin Common Stock and/or Share CDIs issued to them pursuant to this Share Scheme.

(b)	Each Share Scheme Participant, without the need for any further act, irrevocably appoints the Company and all of its directors and officers (jointly and severally) as its attorney and agent for the purpose of executing any document necessary to give effect to the Share Scheme.

6.4	Registration of Common Stock and Share CDIs

(a)	The obligations of the Company to procure Peplin to issue Peplin Common Stock under clause 4 of this document will be satisfied by Peplin, on the Implementation Date, procuring the entry in the registers maintained by Peplin of holders of Peplin Common Stock each person who is to receive Peplin Common Stock under those provisions.

(b)	After the satisfaction of the obligations of the Company in paragraph (a) above, and within 5 Business Days after the Implementation Date, the Company will procure Peplin to also issue holding statements or transmittal letters (as the case may be) for such Peplin Common Stock in the name of such persons, and procure the dispatch of such holding statements or transmittal letters to the address as shown in the Share Register for such persons.

(c)	The obligations of the Company to procure Peplin to issue Share CDIs under clause 4 of this Share Scheme will be satisfied by Peplin on the Implementation Date, procuring the entry in the register maintained by Peplin of holders of Peplin Common Stock of the Depositary as depositary to hold the Peplin Common Stock underlying those Share CDIs.

(d)	After the satisfaction of the obligations of the Company in paragraph (c) above, within 5 Business Day after the Implementation Date, the Company will procure Peplin to:

(i)	issue holding statements or transmittal letters (as the case may be) for such Peplin Common Stock in the name of the Depositary, and procure the dispatch of such holding statements or transmittal letters to the Depositary;

(ii)	record in the CDI Register each person who is to receive Share CDls under clause 4 ; and

(iii)	dispatch to each person who is to receive Share CDIs under clause 4 a holding statement in the name of that person representing the number of Share CDIs to be issued to that person.

6.5	Communications

(a)	Where a notice, transfer, transmission application, direction or other communication referred to in this document is sent by post to the Company, it will not be deemed to be received in the ordinary course of post or on a date other than the date (if any) on which it is actually received at the Company’s registered office or at its Share Registry.

(b)	The Company may, acting in good faith but otherwise in its sole discretion, treat as valid or invalid any form and/or method of execution of notice from a Share Scheme Participant who is registered in the Share Register as at the Record Date with an address in Australia, New Zealand or the United States of America requesting Peplin Common Stock under the Share Scheme rather than CHESS Depositary Interests (or any notice of revocation of such request).

(c)	Except for a Share Scheme Participant’s Tax File Number, any instruction or notification between a Share Scheme Participant and the Company relating to Shares at the Record Date (including, any instruction relating to payment of dividends or to communications from the Company) will from the Implementation Date be deemed to be a similar instruction or notification to Peplin (except where the performance of such instruction or notification by Peplin would not be permitted under applicable law) in respect of Peplin Common Stock (or, in the case of Eligible Share Scheme Participants who have not made an election under clause 4.2, Share CDls) issued to the Share Scheme Participant until that instruction or notification is revoked or amended in writing and addressed to Peplin.

6.6	Further assurances

The Company will execute all documents and do all acts and things necessary for the implementation and performance of its obligations under the Share Scheme.

6.7	Governing law

The proper law of this document is the law of the State of New South Wales.

Annexure 2

Option Scheme

Peplin Limited

Each Option Scheme Participant

Option Scheme

pursuant to section 411 of the Corporations Act

Date

Parties

Peplin Limited ABN 55 090 819 275 of Level 2, 1 Breakfast Creek Road, Newstead, Qld 4006 (Company)

Each Option Scheme Participant

Background

A	The Company is a public company registered in Queensland and is a company limited by shares.

B	As at the date of the Information Memorandum, 17,118,960 Options were on issue.

C	Peplin is a company incorporated under the laws of Delaware, United States.

D	The Company and Peplin have entered into the Implementation Agreement which sets out the terms on which the parties have agreed to implement this Option Scheme.

E	Peplin has entered into the Deed Poll for the purpose of covenanting in favour of Option Scheme Participants to perform their obligations under this Option Scheme and the Implementation Agreement.

Agreed terms

1	Interpretation

1.1	Definitions

In this document:

CHESS means the clearing house electronic sub-register system of share transfers operated by ASX Settlement and Transfer Corporation Pty Limited.

Effective Date means the date on which this Share Scheme becomes Effective.

Implementation Agreement means the Restructure Implementation Agreement dated 8 August 2007 between the Company and Peplin relating to the implementation of the Schemes and related transactions.

Marketable Parcel has the meaning given to that term in the ASX Market Rules.

Peplin means Peplin, Inc, a company incorporated in Delaware, United States.

Restated Certificate of Incorporation and By-Laws means the constituent documents of Peplin.

Tax File Number means the tax file number issued to a person by the Australian Taxation Office or, in the case of non-Australian residents, a number or identification issued for taxation purposes by the equivalent governmental agency of that resident’s country.

1.2	Further definitions and construction

Unless the context requires otherwise, clauses 1.1 and 1.2 of the Implementation Agreement apply as if set out in full.

2	Conditions

2.1	Conditions precedent

This Option Scheme is conditional on each of the following conditions precedent:

(a)	all of the conditions set out in clause 3.1 of the Implementation Agreement have been satisfied or waived in accordance with the terms of the Implementation Agreement before 8.00 am on the Second Court Date;

(b)	as at the Second Court Date, neither the Implementation Agreement nor the Deed Poll have been terminated;

(c)	the Schemes have been approved in accordance with section 411 of the Corporations Act at the Scheme Meetings; and

(d)	the Schemes have been approved by the Court pursuant to section 411(4)(b) of the Corporations Act by the End Date.

2.2	Satisfaction of Conditions

The Company and Option Scheme Participants will not have any rights or obligations under clause 4 of this document unless and until the conditions precedent in clause 2.1 are satisfied.

3	Lodgement

On or before the fourth Business Day following approval of the Option Scheme by the Court in accordance with Section 411(4)(b) of the Corporations Act, the Company will lodge with ASIC an office copy of the Court order under Section 411(10) of the Corporations Act approving the Option Scheme. The Court order is taken to have effect on and from the time and date specified in that order.

4	Implementation

4.1	Option Scheme steps

Subject to the conditions precedent in clause 2.1 being satisfied, on the Implementation Date, the Company will:

(a)	procure Peplin to:

(i)	in respect of the Options held by Eligible Option Scheme Participants on the Record Date, issue to those Eligible Option Scheme Participants, one Option CDI for every one Option held by them as at the Record Date; and

(ii)	in respect of Options held by Ineligible Foreign Optionholders on the Record Date, issue to the Nominee for sale on behalf of the Ineligible Optionholders under clause 4.2 one Option CDI for every one Option held by them as at the Record Date;

(b)	without limiting paragraph (a) above, record in the Options Register the cancellation of all Options outstanding as at the Record Date; and

(c)	enforce the provisions of the Implementation Agreement for the benefit of Option Scheme Participants, including the obligations of Peplin to issue Peplin Stock Options to the Depositary and procure the issue of CHESS Depositary Interests representing an interest in a Peplin Stock Option.

4.2	Ineligible Foreign Optionholders

If clause 4. 1(a)(ii) applies, Peplin will procure that the Nominee:

(a)	as soon as reasonably practicable sells, in a manner reasonably determined by the Nominee, for the benefit of the Ineligible Foreign Optionholders all the Option CDIs issued to the Nominee under clause 4. 1(a)(ii) ;

(b)	accounts to each Ineligible Foreign Optionholder for the net proceeds of sale of the Option CDIs issued to the Nominee in respect of that Ineligible Foreign Optionholder’s entitlement under clause 4. 1(a)(ii) above (but calculated on an averaged basis so that all Ineligible Foreign Optionholders receive the same price per Option CDI (as the case may be), subject to rounding to the nearest whole cent) after deduction of any applicable brokerage, taxes and charges, at the Ineligible Foreign Optionholder’s risk in full satisfaction of the Ineligible Foreign Optionholder’s rights under the Option Scheme; and

(c)	remits to the Ineligible Foreign Optionholder the net proceeds of sale in respect of the Ineligible Foreign Optionholder’s entitlement under this clause 4.2, such proceeds to be dispatched by mail to the Ineligible Foreign Optionholder’s address as shown in the Option Register by cheque in Australian currency.

4.3	Joint holders

In the case of Options held by Option Scheme Participants on the Record Date in joint names:

(a)	any cheque required to be paid in respect of the relevant options will be payable to the joint holders and will be forwarded to the holder whose name appears first in the Option Register on the Record Date; and

(b)	any holding statements or transmittal letters for CHESS Depositary Interests, which are to be issued in respect of the relevant Peplin Stock Options will be issued in the names of the joint holders and forwarded to the holder whose name appears first in the Option Register on the Record Date.

4.4	Interdependence with Share Scheme

The steps referred to in clause 4.1 will be interdependent with the implementation steps required under clause 4.1 of the Share Scheme, such that implementation under this Option Scheme will not be taken to have occurred until the implementation steps required under clause 4.1 of the Share Scheme have also occurred.

5	Dealings in Options

(a)	For the purpose of establishing who are Option Scheme Participants, dealings in Options will only be recognised if:

(i)	in the case of dealings of the type to be affected using CHESS, the transferee is registered in the Option Register as the holder of the relevant the Options by 10.00 pm on the Record Date; and

(ii)	in all other cases, if registrable transmission applications, option exercise forms or transfers in respect of those dealings are received on or before 10.00 pm on the Record Date at the place where the Option Register is kept.

(b)	The Company must register registrable transmission applications, option exercise forms or transfers of the type referred to in paragraph (a)(ii), which are received on or before 10 pm on the Record Date at the place where the Option Register is kept.

(c)	The Company will not accept or recognise for any purpose any exercise of an Option received after 10.00 pm on the Record Date.

(d)	For the purpose of determining entitlements to the consideration to be provided under this Option Scheme, the Company must, until that consideration has been provided, maintain the Option Register in accordance with the foregoing provisions of this clause 5 and the Option Register in this form will solely determine entitlements to that consideration.

(e)	The Company must procure that on the Record Date, details of the names, registered addresses and holdings of Options of every Option Scheme Participant as shown in the Option Register at the Record Date are available to Peplin in such form as Peplin may reasonably require.

(f)	Subject to implementation occurring under this Option Scheme, as from 10.00 pm on the Record Date, all option certificates and holding statements for the Options held at 10.00 pm on the Record Date will cease to have effect as documents of title, and each entry currently on the Option Register at that time will cease to have any effect other than as evidence of entitlement to the consideration to be provided under this Option Scheme.

6	General provisions

6.1	Alterations and conditions

If the Court propose to approve the Option Scheme subject to any alterations or conditions, the Company may by its legal counsel consent on behalf of all persons concerned to those alterations or conditions to which Peplin has consented.

6.2	Registration of Option CDIs

(a)	The obligations of the Company to procure Peplin to issue Option CDIs under clause 4 of this Option Scheme will be satisfied by Peplin on the Implementation Date, procuring the entry in the register maintained by Peplin of holders of Peplin Stock Options of the Depositary as depositary to hold the Peplin Stock Options underlying those Option CDIs.

(b)	After the satisfaction of the obligations of the Company in paragraph (a) above, within 5 Business Day after the Implementation Date, the Company will procure Peplin to:

(i)	record in the CDI Register each person who is to receive Option CDls under clause 4 ; and

(ii)	dispatch to each person who is to receive Option CDIs under clause 4 a holding statement in the name of that person representing the number of Option CDIs to be issued to that person.

6.3	Communications

Where a notice, transfer, transmission application, direction or other communication referred to in the Option Scheme is sent by post to the Company, it will not be deemed to be received in the ordinary course of post or on a date other than the date (if any) on which it is actually received at the Company’s registered office or at its Option Registry.

6.4	Covenants by Option Scheme Participants

(a)	Each Option Scheme Participant consents to the Company doing all things necessary or incidental to the implementation of the Option Scheme.

(b)	Each Option Scheme Participant, without the need for any further act, irrevocably appoints the Company and all of its directors and officers

(jointly and severally) as its attorney and agent for the purpose of executing any document necessary to give effect to the Option Scheme.

6.5	Further assurances

The Company will execute all documents and do all acts and things necessary for the implementation and performance of its obligations under the Option Scheme.

6.6	Governing law

The proper law of the Option Scheme is the law of the State of New South Wales.

Annexure 3

Form of Share Scheme Deed Poll

Execution copy

8 August 2007

Peplin, Inc.

Share Scheme

Deed Poll

Execution Copy

Date

Parties

Peplin, Inc. a company incorporated in Delaware, United States of America of c/-6475 Christie Avenue, Emeryville CA 94608 United States of America (Peplin)

Each Share Scheme Participant

Background

A	The directors of the Company have resolved that the Company propose the Share Scheme.

B	The effect of the Share Scheme will be that in exchange for their Shares in the Company, the Shareholders will be issued with replacement shares of Peplin Common Stock.

C	On 8 August 2007 the Company and Peplin entered into a Restructure Implementation Agreement (Implementation Agreement), in which Peplin agreed to do the things within its power to implement the Schemes, including entering into this document and enabling the Peplin Common Stock to be issued.

D	Peplin is entering into this document for the purpose of covenanting in favour of the Shareholders to perform certain of its obligations under the Implementation Agreement.

Agreed Terms

1	Interpretations

1.1	Definitions and construction

In this document, unless the context requires otherwise, clauses 1.1 and 1.2 of the Implementation Agreement apply as if set out in full.

1.2	Nature of deed poll

Peplin acknowledges that this document is a deed poll and may be relied on and enforced by any Share Scheme Participant in accordance with its terms, notwithstanding that the Share Scheme Participants are not party to this document.

2	Conditions precedent and termination

2.1	Conditions

Each of Peplin’s obligations under clause 3 are subject to the Share Scheme becoming Effective and the satisfaction or waiver of the conditions precedent contained in clause 3.1 of the Share Scheme.

2.2	Termination

If the Share Scheme does not become Effective, or the conditions precedent contained in clause 3.1 of the Share Scheme are not satisfied or waived before the End Date, the obligations of Peplin under this document will terminate when the Implementation Agreement terminates.

2.3	Consequences of termination

If this document is terminated under clause 2.2 then in addition and without prejudice to any other rights, powers or remedies available to it:

(a)	Peplin is released from its obligations to further perform its obligations under this document, except those obligations contained in clause 5 and any other obligations which by their nature survive termination; and

(b)	the Share Scheme Participants retain the rights they have against Peplin in respect of any breach of this document which occurred before this document is terminated.

3	Provision of consideration

Subject to clause 2, on the Implementation Date, Peplin will cause to be provided or remitted to each Share Scheme Participant the consideration due to such Share Scheme Participant under the Share Scheme in accordance with clause 4.2(a) of the Implementation Agreement.

4	Representations and warranties

Peplin represents and warrants that:

(a)	it is a corporation validly existing under the laws of its place of incorporation;

(b)	it has the corporate power to enter into and perform its obligations under this document and to carry out the transactions contemplated by this document;

(c)	it has taken all necessary corporate action to authorise the entry into this document and has taken or will take all necessary corporate action to authorise the performance of this document and to carry out the transactions contemplated by this document; and

(d)	this document is valid and binding upon it.

5	Continuing obligations

This document is irrevocable and subject to clause 2, remains in full force and effect until Peplin has completely performed its obligations under this document or the earlier termination of this document under clause 2.

6	Stamp duty

Peplin must pay all stamp duty (if any) imposed on this document and on any instrument or other document executed to give effect to this document.

7	General

7.1	Waiver and variation

(a)	A provision or right under this document may not be waived except in writing signed by the person granting the waiver.

(b)	A provision of this document may not be varied unless the variation is agreed to by the Company and the Court indicates that the variation would not in itself preclude approval of the Scheme in which event Peplin will enter into a further deed poll in favour of the Share Scheme Participants giving effect to such variation.

7.2	Rights cumulative

Except as expressly stated otherwise in this document, the rights of Peplin and the Share Scheme Participants under this document are cumulative and are in addition to any other rights of that party.

7.3	Governing law and jurisdiction

(a)	This document is governed by the laws of New South Wales.

(b)	Peplin irrevocably submit to the non-exclusive jurisdiction of the courts of New South Wales and any courts which have jurisdiction to hear appeals from any of those courts and waives any right to object to any proceedings being brought in those courts.

7.4	Assignment

The rights and obligations of a person under this document are personal. They cannot be assigned, charged or otherwise dealt with, and no person must attempt or purport to do so.

Executed as a deed poll.

Executed on behalf of Peplin, Inc. by	)
an authorised officer or attorney in the presence of:

Witness		Officer/Attorney

Name of Witness (print)		Name of Officer/Attorney (print)

Annexure 4

Form of Option Scheme Deed Poll

Execution copy

8 August 2007

Peplin, Inc.

Option Scheme

Deed Poll

Date

Parties

Peplin, Inc a company incorporated in Delaware, United States of America of 6475 Christie Avenue, Emeryville, CA 94608, United States of America (Peplin)

Each Option Scheme Participant

Background

A	The directors of the Company have resolved that the Company propose the Option Scheme.

B	The effect of the Option Scheme will be that all Options will be cancelled, such that the Company ceases to have any Options on issue, and Option Scheme Participants will be granted Peplin Stock Options by Peplin, in return for the cancellation of their Options.

C	On 8 August 2007 the Company and Peplin entered into a Restructure Implementation Agreement (Implementation Agreement), in which Peplin agreed to do the things within its power to implement the Schemes including entering into this document and enabling the Peplin Stock Options to be issued.

D	Peplin is entering into this document for the purpose of covenanting in favour of the Optionholders to perform certain of its obligations under the Implementation Agreement.

Agreed terms

1	Interpretations

1.1	Definitions and construction

In this document, unless the context requires otherwise, clauses 1.1 and 1.2 of the Implementation Agreement apply as if set out in full.

1.2	Nature of deed poll

Peplin acknowledges that this document is a deed poll and may be relied on and enforced by any Option Scheme Participant in accordance with its terms, notwithstanding that the Option Scheme Participants are not party to this document.

2	Conditions precedent and termination

2.1	Conditions

Each of Peplin’s obligations under clause 3 are subject to the Option Scheme becoming Effective and the satisfaction or waiver of the conditions precedent contained in clause 3.1 of the Option Scheme.

2.2	Termination

If the Option Scheme does not become Effective, or the conditions precedent contained in clause 3.1 of the Option Scheme are not satisfied or waived before the End Date, the obligations of Peplin under this document will terminate when the Implementation Agreement terminates.

2.3	Consequences of termination

If this document is terminated under clause 2.2 then in addition and without prejudice to any other rights, powers or remedies available to it:

(a)	Peplin is released from its obligations to further perform its obligations under this document, except those obligations contained in clause 5 and any other obligations which by their nature survive termination; and

(b)	the Option Scheme Participants retain the rights they have against Peplin in respect of any breach of this document which occurred before this document is terminated.

3	Provision of consideration

Subject to clause 2, on the Implementation Date, Peplin, in consideration for the cancellation referred to in clause 4.3(b) of the Implementation Agreement, will cause to be provided or remitted to each Option Scheme Participant the consideration due to such Option Scheme Participant under the Option Scheme in accordance with clause 4.3(a) of the Implementation Agreement.

4	Representations and warranties

Peplin represents and warrants that:

(a)	it is a corporation validly existing under the laws of its place of incorporation;

(b)	it has the corporate power to enter into and perform its obligations under this document and to carry out the transactions contemplated by this document;

(c)	it has taken all necessary corporate action to authorise the entry into this document and has taken or will take all necessary corporate action to authorise the performance of this document and to carry out the transactions contemplated by this document; and

(d)	this document is valid and binding upon it.

5	Continuing obligations

This document is irrevocable and subject to clause 2, remains in full force and effect until Peplin has completely performed its obligations under this document or the earlier termination of this document under clause 2.

6	Stamp duty

Peplin must pay all stamp duty (if any) imposed on this document and on any instrument or other document executed to give effect to this document.

7	General

7.1	Waiver and variation

(a)	A provision or right under this document may not be waived except in writing signed by the person granting the waiver.

(b)	A provision of this document may not be varied unless the variation is agreed to by the Company and the Court indicates that the variation would not in itself preclude approval of the Scheme in which event Peplin will enter into a further deed poll in favour of the Option Scheme Participants giving effect to such variation.

7.2	Rights cumulative

Except as expressly stated otherwise in this document, the rights of Peplin and the Option Scheme Participants under this document are cumulative and are in addition to any other rights of that party.

7.3	Governing law and jurisdiction

(a)	This document is governed by the laws of New South Wales.

(b)	Peplin irrevocably submit to the non-exclusive jurisdiction of the courts of New South Wales and any courts which have jurisdiction to hear appeals from any of those courts and waives any right to object to any proceedings being brought in those courts.

7.4	Assignment

The rights and obligations of a person under this document are personal. They cannot be assigned, charged or otherwise dealt with, and no person must attempt or purport to do so.

Executed as a deed poll.

Executed on behalf of Peplin, Inc. by                     )

an authorised officer or attorney in the presence of:

Witness	Officer/Attorney

Name of Witness (print)	Name of Officer/Attorney (print)

Annexure 5

Peplin Stock Option Plan